UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Horizon Therapeutics Public Limited Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts! HORIZON THERAPEUTICS PLC 2022 Annual General Meeting Vote by April 27, 2022 11:59 PM ET HORIZON THERAPEUTICS PLC 70 ST. STEPHEN’S GREEN DUBLIN 2, D02 E2X4, IRELAND D68675-P66966 You invested in HORIZON THERAPEUTICS PLC and it’s time to vote! You have the right to vote on proposals being presented at the Annual General Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 28, 2022. Get informed before you vote View the Proxy Statement and the 2021 Annual Report to Shareholders online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 14, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Meeting* April 28, 2022 3:00 p.m. (local time) 70 St. Stephen’s Green Dublin 2, D02 E2X4, Ireland *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. V1.1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. Election of Class II Director Nominees: 1a. Michael Grey For 1b. Jeff Himawan, Ph.D. For 1c. Susan Mahony, Ph.D. For 2. Approval of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 and authorization of the Audit Committee to determine the auditors’ For remuneration. 3. Approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the Proxy Statement. For 4. Authorization for us and/or any of our subsidiaries to make market purchases or overseas market purchases of our For ordinary shares. 5. Approval of the Amended and Restated 2020 Equity Incentive Plan. For Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. D68676-P66966